UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010 (December 1, 2010)

UNILIFE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Lowther Road, Lewisberry, Pennsylvania	17339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 938-9323

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On December 1, 2010, Unilife Corporation held its annual meeting of stockholders in New York City, at which the following proposals were submitted to a vote of stockholders and were passed.
(a) Votes, regarding the election of the persons named below as directors to hold office until our annual meeting of stockholders to be held in 2011 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal, were as follows:

	For	Withheld	Broker Non-Votes
Slavko James Joseph Bosnjak	20,570,269	552,229	3,796,056
Alan Shortall	20,787,874	334,624	3,796,056
John Lund	20,901,700	220,798	3,796,056
William Galle	20,476,970	645,528	3,796,056
Jeff Carter	20,944,087	178,411	3,796,056
Mary Katherine Wold	20,933,317	189,181	3,796,056
Marc S. Firestone	20,932,597	189,901	3,796,056
(b) Votes, regarding ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011, were as follows:

For	Against	Abstentions	Broker Non-Votes
24,793,381	90,311	34,862	0
(c) Votes, regarding, for the purposes of ASX Listing Rule 10.14 and for all other purposes, approval of the grant of options for Mary Katherine Wold to purchase 100,000 shares of common stock, were as follows:

For	Against	Abstentions	Broker Non-Votes
18,550,200	2,436,073	136,225	3,796,056
(d) Votes, regarding, for the purposes of ASX Listing Rule 10.14 and for all other purposes, approval of the grant of options for Marc S. Firestone to purchase 100,000 shares of common stock, were as follows:

For	Against	Abstentions	Broker Non-Votes
18,562,710	2,423,094	136,694	3,796,056
Item 7.01 Regulation FD Disclosure
During the annual meeting of stockholders on December 1, 2010, Alan Shortall, the Company’s Chief Executive Officer, made a PowerPoint presentation summarizing the Company’s current business affairs. The presentation is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	PowerPoint Presentation for 2010 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation
Date: December 6, 2010	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	PowerPoint Presentation for 2010 Annual Meeting.